UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:  December 14, 2016

(Date of earliest event reported)

BIOPHARMX CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-37411	59-3843182
(Commission File Number)	(IRS Employer Identification No.)

1098 Hamilton Court Menlo Park, California	94025
(Address of Principal Executive Offices)	(Zip Code)

(650)  889-5020

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

⃞ Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

⃞ Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On December 14, 2016, BioPharmX, Inc., a Nevada corporation and wholly-owned subsidiary of BioPharmX Corporation (“Company”), and Refuge Biotechnologies, Inc., a Delaware corporation, entered into a Sublease Agreement (“Sublease”) for the lease of approximately 12,066 square feet of office and laboratory space located at 1505 Adams Drive, Menlo Park, California, which will replace the Company’s current corporate headquarters.  This facility will serve as the new principal executive office and laboratory for the Company.  The term of the lease is for one year commencing on December 15, 2016.  The Company’s monthly base rent obligation is $51,280 and the Company will also be obligated to pay its proportionate share of certain expenses associated with the maintenance, repair and operation of the facility.

The foregoing description is qualified in its entirety by reference to the Sublease, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)

Exhibit No.Description

10.1 Sublease agreement between BioPharmX, Inc. and Refuge Biotechnologies, Inc., dated December 14, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOPHARMX CORPORATION

Date: December 19, 2016By:/s/ Greg Kitchener

             Name:  Greg Kitchener

Title:  Chief Financial Officer

(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.Description

10.1 Sublease agreement between BioPharmX, Inc. and Refuge Biotechnologies, Inc., dated December 14, 2016.